EXHIBIT 99.A.7


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                           GIVE THE SOCIAL SECURITY
 FOR THIS TYPE OF ACCOUNT:                 NUMBER OF --
 ----------------------------------------------------------------------
  1.  An individual's account              The individual
  2.  Two or more individuals (joint       The actual owner of the ac-
      account)                             count or, if combined funds,
                                           any one of the
                                           individuals(1)
  3.  Husband and wife (joint account)     The actual owner of the ac-
                                           count or, if joint funds,
                                           either person(l)
  4.  Custodian account of a minor         The minor(2)
      (Uniform Gift to Minors Act)
  5.  Adult and minor (joint account)      The adult or, if the minor
                                           is the only contributor, the
                                           minor(l)
  6.  Account in the name of guardian      The ward, minor, or incompe-
      or committee for a designated        tent person(3)
      ward, minor, or incompetent
      person
  7.  a. The usual revocable savings       The grantor-trustee(l)
         trust account (grantor is also
         trustee)
      b. So-called trust account that      The actual owner(l)
         is not a legal or valid trust
         under State law
  8.  Sole proprietorship account          The owner(4)
 ----------------------------------------------------------------------
                                           GIVE THE EMPLOYER IDEN-
 FOR THIS TYPE OF ACCOUNT:                 TIFICATION NUMBER OF --
 ----------------------------------------------------------------------
  9.  A valid trust, estate, or pension    The legal entity (Do not
      fund                                 furnish the identifying
                                           number of the personal
                                           representative or trustee
                                           unless the legal entity
                                           itself is not designated in
                                           the account title.)(5)
 10.  Corporate account                    The corporation
 11.  Religious, charitable, or            The organization
      educational organization account
 12.  Partnership account held in the      The partnership
      name of the business


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 13.  Association, club, or other          The organization
      tax-exempt organization
 14.  A broker or registered nominee       The broker or nominee
 15.  Account with the Department of       The public entity
      Agriculture in the name of a
      public entity (such as a State or
      local government, school district,
      or prison) that receives
      agricultural program payments


 ------------------------------------------------------------------

 (1) List first and circle the name of the person whose number you furnish.
 (2) Circle the minor's name and furnish the minor's social security number.
 (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
 (4) Show the name of the owner.
 (5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

PAYEES SPECIFICALLY EXEMPTED FROM BACKUP WITHHOLDING on ALL payments INCLUDE THE
FOLLOWING:

 - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(F)(2).
 - The United States, or any agency or instrumentality thereof.
 - A state, the District of Columbia, a possession of the U.S., or any subdivision or instrumentality thereof.
 - A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
 - An international organization or any agency or instrumentality thereof.



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OTHER PAYEES THAT MAY BE EXEMPTED FROM BACKUP WITHHOLDING include the following:

 - A corporation. - A foreign central bank of issue.
 - A dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.
 - A futures commission merchant registered with the Commodity Futures Trading Commission.
 - A real estate investment trust.
 - An entity registered at all times under the Investment Company Act of 1940.
 - A common trust fund operated by a bank under section 584(a).
 - A financial institution.
 - A nominee or custodian.
 - An exempt charitable remainder trust described in section 664 or a non-exempt trust described in section 4947.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045 and 6050A. (All "section" references herein are to the Internal Revenue Code of 1986).

PRIVACY ACT NOTICE. -- Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN. -- If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                             CONSULTANT OR THE IRS.


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